Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

DRIL-QUIP, INC.

(Adopted and Amended by Resolution of the Board of Directors on May 16, 2023)

ARTICLE I

OFFICES

1.1

Registered Office. The registered office of Dril-Quip, Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware or any successor statute (the “DGCL”), to be maintained in the State of Delaware, shall be the registered office named in the Certificate of Incorporation of the Corporation, as it may be amended or restated in accordance with the DGCL from time to time (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”) in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

1.2

Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may determine from time to time or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings. Meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors or the officer calling the meeting.

2.2

Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen months subsequent to the last annual meeting of stockholders. At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting as set forth in Section 2.8 hereof. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

2.3

Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the entire Board of Directors. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting to be held not less than ten nor more than 60 days after the receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so. Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

2.4

Notice of Meeting. Written or printed notice of all meetings stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or Secretary of the Corporation, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered to a stockholder when deposited in the United States mail addressed to such stockholder at such stockholder’s address as it appears on the stock transfer records of the Corporation, with postage thereon prepaid.

2.5	Registered Holders of Shares; Closing of Share Transfer Records; and Record Date.

(a)

Registered Holders as Owners. Unless otherwise provided under Delaware law, the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to paragraph (b) of this Section 2.5) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

(b)

Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in the case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. For purposes of these Bylaws, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.6

Quorum of Stockholders; Adjournment. Unless otherwise provided in the Certificate of Incorporation, a majority of the outstanding shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any meeting of the stockholders may be adjourned from time to time by the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, whether or not a quorum is present, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

2.7	Voting by Stockholders.

(a)

Voting on Matters Other than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements of Rule 16b-3 under the Exchange Act, or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders) or the approval of any matter recommended to the stockholders by the Board of Directors with respect to the compensation of executives, including any advisory vote regarding executive compensation, the vote required for approval shall be the affirmative vote of a majority of the votes cast “for” or “against” the matter.

(b)

Voting in the Election of Directors. Unless otherwise provided in the Certificate of Incorporation or these Bylaws in accordance with the DGCL, each director shall be elected by the affirmative vote of the holders of the majority of the votes cast at a meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors and present in person or represented by proxy at any such meeting for which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Corporation as of the tenth day preceding the date the Corporation first mails or delivers its notice of meeting for such meeting to stockholders. For purposes of this paragraph, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election. Votes cast shall exclude abstentions with respect to that director’s election.

The Board of Directors shall have the power to establish procedures with respect to the resignation of continuing directors who are not reelected as provided above.

2.8	Business to be Conducted.

(a)

At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 2.8, who shall be entitled to vote at such meeting and who complies with the requirements of this Section 2.8 and as shall otherwise be proper subjects for stockholder action and shall be properly introduced at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, the stockholder must have given timely advance notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Any such stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal (including the text of any resolution proposed for consideration), (ii) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, of the beneficial owner, if any, on whose behalf the proposal is made, and, with respect to clauses (iii) – (vii) below, if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), (iii) any Disclosable Interests of such stockholder and such beneficial owner, if any, on the date of such notice, (iv) any financial interest or other material interest of the stockholder and beneficial owner, if any, in such proposal, (v) a representation that the stockholder intends to appear at the meeting to bring the proposed business before the annual meeting, (vi) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, or control person and any other person, including, without limitation, any plans or proposals which such stockholder, beneficial owner, or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), (vii) a representation as to whether the stockholder, beneficial owner or a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether the person on whose behalf the proposal is submitted will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least the percentage of the voting power of the Corporation’s stock required under applicable law to carry the proposal, (viii) a representation that, promptly after soliciting the percentage of stockholders referred to in the representation required under the foregoing clause (vii), and no later than the tenth (10th) day before such meeting of stockholders, such stockholder, beneficial owner or participant will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the Corporation’s stock, and (ix) any other information relating to such stockholder, beneficial owner and control person, if any, that would be required to be disclosed in a proxy statement or otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.8 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of business proposed to be brought before an annual meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 2.8. Each of the Board of Directors or the presiding officer of the annual meeting shall determine whether the requirements of this Section 2.8 have been met with respect to any stockholder proposal. If the Board of Directors or such presiding officer determines that a stockholder proposal was not made in accordance with the terms of this this Section 2.8, he shall so declare at the meeting and any such proposal and any proxies or votes in respect of such proposal shall not be acted upon at the meeting notwithstanding that votes and proxies in respect of any such proposal have been received by the Corporation (which votes and proxies, if any, shall be disregarded). Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote. At a special meeting of stockholders, only such business shall be acted upon as shall have been set forth in the notice relating to the meeting required by Section 2.4 hereof or as shall constitute matters incident to the conduct of the meeting as the presiding officer of the meeting shall determine to be appropriate. To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation not fewer than five (5) business days before the meeting, stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

For purposes of these Bylaws:

“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of such capital stock, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1 under the Exchange Act) that is, directly or indirectly, held or maintained by such stockholder, beneficial owner, if any, and nominee, if any, with respect to any shares of any class or series of such capital stock (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of such capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of such capital stock or otherwise.

“Disclosable Interest” with respect to a person means (A)(1) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 of the Exchange Act) and of record by such person (for purposes of Section 2.8 and Section 3.3, a person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (2) any Derivative Instrument directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation or any class of the capital stock of any principal competitor of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of any security of the Corporation, (4) any pledge by such person of any security of the Corporation or any short interest of such person in any security of the Corporation (for purposes of Section 2.8 and Section 3.3, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of capital stock of the Corporation, (6) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments relating thereto held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (7) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments relating thereto, if any, as of the date of such notice, and (8) any equity interests in any principal competitor of the Corporation, including, without limitation, for purposes of clauses (A)(1) through (A)(8) above, any of the foregoing held by members of such person’s immediate family sharing the same household, (B) any material pending or threatened legal proceeding in which such person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (C) any other material relationship between such person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (D) any direct or indirect material interest in any material contract or agreement of such person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal or the election of directors in a contested election, as applicable, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of the foregoing paragraph, references to any “principal competitor “of the Corporation shall have the meaning ascribed to such term pursuant to Section 8 of the Clayton Antitrust Act of 1914, and securities shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(b)

Notwithstanding the foregoing provisions of this Section 2.8, a stockholder (and any beneficial owner on whose behalf a nomination is made, and if such stockholder or beneficial owner is an entity, any control person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.8. This Section 2.8 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of stockholders other than any proposal properly made pursuant to Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors. Nothing in this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(c)

Notwithstanding anything in this Section 2.8 to the contrary, if any information or communication submitted pursuant to this Section 2.8 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.8. The obligation to update and supplement as set forth in this Section 2.8 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any business proposal or to submit any new business proposal, including by changing or adding matters, business and or resolutions proposed to be brought before a meeting of stockholders.

2.9

Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.10

Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

2.11

Organization. The Chairman of the Board will chair and preside over any meeting of Stockholders at which he is present. The Board of Directors will designate a director or an officer of the Corporation to preside over any meeting of stockholders from which the Chairman of the Board is absent. In the absence of such designation by the Board of Directors, the President will preside over any such meeting. The Secretary will act as secretary of meetings of stockholders, but in his absence from any such meeting, the Chairman of the Board or other director or officer presiding over that meeting may appoint any person to act as secretary of that meeting.

ARTICLE III

DIRECTORS

3.1 Number, Classification and Tenure and Composition.

(a)

The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors shall be divided into three classes as provided in the Certificate of Incorporation. Each director shall hold office for the full term for which such director is elected and until such director’s successor shall have been duly elected and qualified or until his earlier death or resignation or removal in accordance with the Certificate of Incorporation or these Bylaws.

(b)

Within the limits specified in the Certificate of Incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting the Board of Directors. Except as provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.2	Qualifications. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3.3	Nomination of Directors.

(a)

Subject to such rights of the holders of one or more outstanding series of Preferred Stock of the Corporation to elect one or more directors in case of arrearages in the payment of dividends or other defaults as shall be prescribed in the Certificate of Incorporation or in the resolutions of the Board of Directors providing for the establishment of any such series, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible for election as, and to serve as, directors. Nominations of persons for election to the Board of Directors may be made at a meeting of the stockholders at which Directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of such stockholder’s notice provided for in this Section 3.3, who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of this Section 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be preceded by timely advance notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (A) in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation and (B) if the number of directors to be elected to the Board of Directors at such annual meeting is increased and there is no prior notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to such anniversary date, a stockholder’s notice required by this Section 3.3(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public disclosure was made; and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.4 hereof or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder’s notice given in accordance with this Section 3.3 must contain only the names of the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual or special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at such annual or special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting. Any such stockholder’s notice to the Secretary of the Corporation shall set forth and/or include (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) any Disclosable Interests of such person, (iv) the written consent of such person to (A) having such person’s name appear in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, (2) being placed in nomination at the meeting and (3) serving as a director if elected, and (B) currently intends to serve as a director for the full term for which such person is standing for election, (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the written consent referred to in clause(x)(iv) of this

Section 3.3(a)), (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder and such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (vii) any agreements and information with respect to such proposed nominee that are required pursuant to the procedures established by the Board of Directors and any committee thereof relating to majority voting for the election of directors, (viii) a written statement, not to exceed 500 words, in support of such person, and (ix) the information required to be submitted by nominees pursuant to Section 3.3(b) below, and (y) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and, with respect to clauses (iii) – (vii) below, any control person, (i) the name and address of such stockholder, as they appear on the Corporation’s books, of the beneficial owner, if any, on whose behalf the nomination is made and of any other stockholders known by such stockholder to be supporting such nomination, (ii) a representation that such stockholder intends to appear at the meeting to nominate the persons named in its notice, (iii) any Disclosable Interests of such stockholder, beneficial owner and control person, if any, (iv) a description of all agreements, arrangements and understandings between such stockholder, beneficial owner, if any, or control person and any other person, including, without limitation, any plans or proposals which such stockholder, beneficial owner, or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), (v) a representation as to whether the stockholder, beneficial owner or a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and confirming that the person on whose behalf the nomination is submitted will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 under the Exchange Act) of at least sixty-seven (67) percent of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, (vi) a representation that, promptly after soliciting the stockholders referred to in the representation required under the foregoing clause (v), and no later than the tenth (10th) day before such meeting of stockholders, such stockholder, beneficial owner or participant will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the Corporation’s stock entitled to vote generally in the election of directors, and (vii) any other information relating to such stockholder, beneficial owner and control person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the Corporation in a contested election, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Any such stockholder’s notice to the Secretary of the Corporation shall also include or be accompanied by, with respect to each nominee for election or re-election to the Board of Directors, a fully completed and signed questionnaire, representation and agreement required by Section 3.3(b). The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, to be provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request. A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.3 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). In addition, a stockholder providing notice of any nomination proposed to be made at a meeting shall update and supplement such notice, and deliver such update and supplement to the principal executive offices of the Corporation, promptly following the occurrence of any event that materially changes the information provided or required to be provided in such notice pursuant to this Section 3.3. Each of the Board of the Directors or the presiding officer of the meeting of stockholders shall determine whether the requirements of this Section 3.3 have been met with respect to any nomination or intended nomination (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by the foregoing clauses (y)(iv) and (y)(v) of this Section 3.3(a)) or whether any stockholder who delivered a notice of nomination, or the beneficial owner on whose behalf a notice of nomination was delivered, has failed to comply with the requirements of Rule 14a-19 under the Exchange Act. If the Board of Directors or such presiding officer determines that any nomination was not made in accordance with the requirements of this Section 3.3, including, without limitation, as a result of any of the Board of Directors or the chairperson of the meeting determining that any stockholder who delivered a notice of nomination, or the beneficial owner on whose behalf a notice of nomination was delivered, has failed to comply with the requirements of Rule 14a-19 under the Exchange Act, then the presiding officer of the meeting shall so declare at the meeting and the defective nomination and any proxies or votes in respect of such nomination shall be disregarded notwithstanding that votes and proxies in respect of any such nomination have been received by the Corporation (which votes and proxies, if any, shall be disregarded). Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, or otherwise determined by the Board of Directors or the presiding officer of the meeting, if the stockholder does not provide the information required under this Section 3.3(a) or under Section 3.3(b) below to the Corporation within the time frames specified herein, any such nomination and any proxies or votes in respect of any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 3.3, unless otherwise required by law, or otherwise determined by the Board of Directors or the presiding officer of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation at which directors are to be elected to present the nomination, such nomination and any proxies or votes in respect of any such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the Corporation.

(b)

To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.3(a)) to the Secretary at the principal executive offices of the Corporation a fully completed and signed questionnaire in the same form required of the Corporation’s nominees (which questionnaire shall be in the form provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (iv) will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director, which information shall be promptly provided following a request therefor. All information provided pursuant to this Section 3.3(b) shall be deemed part of the stockholder’s notice submitted pursuant to Section 3.3(a).

(c)

Notwithstanding the foregoing provisions of this Section 3.3, a stockholder (and any beneficial owner on whose behalf a nomination is made, and if such stockholder or beneficial owner is an entity, any control person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

(d)

Notwithstanding anything in this Section 3.3 to the contrary, if any information or communication submitted pursuant to this Section 3.3 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 3.3. The obligation to update and supplement as set forth in this Section 3.3 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or to submit any new nomination, including by changing or adding nominees proposed to be brought before a meeting of stockholders

3.4

Place of Meeting; Order of Business. Except as otherwise provided by law, meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at whatever place is specified by the person or persons calling the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Corporation. The Chairman of the Board will chair and preside over meetings of the Board of Directors at which he is present. A majority of the directors present at any meeting of the Board of Directors from which the Chairman of the Board is absent will designate one of their number as the chair of that meeting. The Secretary will act as secretary of meetings of the Board of Directors, but in his absence from any such meeting the chair of that meeting may appoint any person to act as secretary of that meeting. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the President, or by resolution of the Board of Directors.

3.5

Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board, or the President, by giving written notice thereof as provided in Section 3.7 hereof.

3.6

Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board, the President or by a written notice signed by a majority of the members of the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

3.7

Attendance at and Notice of Meetings. Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director and may be given by any of the following methods: (a) by mail sent to the last known business address of such director at least four days before the meeting, (b) by facsimile to the business facsimile number of such director transmitted at least one day before the meeting or (c) orally at least one day before the meeting. For purposes of the foregoing sentence, notice shall be deemed given (i) by mail, when deposited in the U.S. mail, postage prepaid, (ii) by facsimile, when transmittal is confirmed by the sending facsimile machine and (iii) orally, when communicated in person or by telephone to the director or to a person at the business telephone number of the director who may reasonably be expected to communicate it to the director. In calculating the number of days’ notice received by a director, the date the notice is given by any of the foregoing methods shall be counted, but the date of the meeting to which the notice relates shall not be counted. Notice of the time, place and purpose of a meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Participation in a meeting of the Board of Directors shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.8

Quorum of and Action by Directors. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present.

3.9

Board and Committee Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be, and shall be filed with the Secretary of the Corporation.

3.10

Board and Committee Telephone Meetings. Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11	Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

3.12

Removal. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Cause for removal of a director shall be as provided by law or in the Certificate of Incorporation. Any proposal by a stockholder to remove a director of the Corporation, in order to be validly acted upon at any meeting, shall comply with paragraph (a) of Section 2.8 hereof.

Notwithstanding the first paragraph of this Section 3.12, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provision of such resolution or resolutions.

3.13	Committees of the Board of Directors.

(a)

The Board of Directors, by resolution adopted by the Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors to the extent permitted by the DGCL. Any such committee may authorize the seal of the Corporation to be affixed to all papers that may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

(b)

The Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it. A majority of the number of members of any such committee shall constitute a quorum for the transaction of business unless a greater number is required by a resolution adopted by the Board of Directors. The act of the majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee, unless the act of a greater number is required by a resolution adopted by the Board of Directors. Each such committee may elect a chairman and appoint such subcommittees and assistants as it may deem necessary. Except as otherwise provided by the Board of Directors, meetings of any committee shall be conducted in accordance with Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 7.3 hereof. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a member of a committee shall not of itself create contract rights.

(c)	Any action taken by any committee of the Board of Directors shall promptly be recorded in the minutes and filed with the Secretary of the Corporation.

ARTICLE IV

OFFICERS

4.1

Designation. The officers of the Corporation shall consist of a Chief Executive Officer, a President and a Secretary, and may include a Treasurer and such Executive, Senior or other Vice Presidents, Assistant Secretaries and other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. The Board of Directors shall also elect or appoint from among the Directors a person to act as Chairman of the Board who shall not be deemed to be an officer of the Corporation unless he has otherwise been elected or appointed as such.

4.2

Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Chief Executive Officer of the Corporation shall have general supervision over the business, affairs and property of the Corporation, and shall have such duties as may be assigned to him by the Board of Directors.

4.3

Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until such officer’s successor is elected or appointed or until his earlier death, resignation or removal.

4.4

Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4.5

Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, or any President, Vice President or Treasurer of the Corporation shall each have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

CAPITAL STOCK

5.1

Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as may be approved by the Board of Directors or any duly authorized committee thereof or may be uncertificated shares. In the case of certificated shares, the Corporation shall deliver certificates representing shares to which stockholders are entitled. Certificates representing such certificated shares shall be signed by the Chairman of the Board, the President or a Vice President (if any) and either the Secretary or an Assistant Secretary of the Corporation, and may bear the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

5.2

Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation, and in the case of certificated shares of stock, by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares; or in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the holders thereof or by their duly authorized attorneys or legal representatives, and upon compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and cancellation or compliance shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.

5.3

Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

5.4

Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

5.5

Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VI

INDEMNIFICATION

6.1

General. The Corporation shall, to the fullest extent permitted by applicable law in effect on the date of effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit, within 30 days after written demand is presented to the Corporation, indemnify and hold Indemnitee (as this and all other capitalized words used in this Article VI not previously defined in these Bylaws are defined in Section 6.16 hereof) harmless from and against any and all losses, liabilities, claims, damages and, subject to Section 6.2, Expenses, whatsoever arising out of any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving in another Corporate Status.

6.2

Expenses. If Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

6.3

Advances. In the event of any threatened or pending action, suit or proceeding in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Article VI, following written request to the Corporation by Indemnitee, the Corporation shall promptly pay to Indemnitee amounts to cover expenses reasonably incurred by Indemnitee in such proceeding in advance of its final disposition upon the receipt by the Corporation of (i) a written undertaking executed by or on behalf of Indemnitee providing that Indemnitee will repay the advance if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as provided in this Agreement and (ii) satisfactory evidence as to the amount of such expenses.

6.4

Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Corporation for all expenses paid by the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Article VI or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by the Corporation for such expenses.

6.5

Request for Indemnification. To obtain indemnification, Indemnitee shall submit to the Secretary of the Corporation a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Corporation about the nature and extent of the indemnification or advance sought by Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

6.6

Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish written notice to Indemnitee within 10 days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within ten days after such written notice of selection shall have been given, deliver to the Corporation a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 6.16 hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If (i) the determination of entitled to indemnification is to be made by Independent Counsel pursuant to this Section and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.5, no Independent Counsel shall have been selected and not objected to, the Corporation or the Indemnitee may petition the Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Corporation’s selection of Independent

Counsel and/or for the appointment as Independent Counsel of a person selected by the petitioned court or by such other person as the petitioned court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section. If (i) Independent Counsel does not make any determination respecting Indemnitee’s entitlement to indemnification hereunder within 90 days after receipt by the Corporation of a written request therefor and (ii) any judicial proceeding or arbitration pursuant to Section 6.10 is then commenced, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

6.7

Determination of Entitlement; Change of Control. If there has been a Change of Control at the time the request for indemnification is submitted, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within ten days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 6.16 hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If (i) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Section and (ii) within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.5, no Independent Counsel shall have been selected and not objected to, the Corporation or the Indemnitee may petition the Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation to the Indemnitee’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the petitioned court or by such other person as the petitioned court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section, if (i) Independent Counsel does not make any determination respecting Indemnitee’s entitlement to indemnification hereunder within 90 days after receipt by the Corporation of a written request therefor and (ii) any judicial proceeding or arbitration pursuant to Section 6.10 is then commenced, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

6.8

Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.5 hereof, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.6 or 6.7 hereof to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Corporation shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Article.

6.9

Independent Counsel Expenses. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VI and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

6.10

Adjudication. In the event that (i) a determination is made pursuant to Section 6.6 or 6.7 hereof that Indemnitee is not entitled to indemnification under this Article VI; (ii) advancement of Expenses is not timely made pursuant to Section 6.3 hereof; (iii) Independent Counsel is to determine Indemnitee’s entitlement to indemnification hereunder, but does not make that determination within 90 days after receipt by the Corporation of the request for that indemnification; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.6, 6.7 or 6.8 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.10 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.10, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.10, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by law.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.10 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Article VI. In the event that Indemnitee, pursuant to this Section 6.10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VI, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

6.11

Participation by the Corporation. With respect to any such claim, action, suit, proceeding or investigation as to which Indemnitee notifies the Corporation of the commencement thereof: (a) the Corporation will be entitled to participate therein at its own expense; (b) except as otherwise provided below, to the extent that it may wish, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After receipt of notice from the Corporation to Indemnitee of the Corporation’s election so to assume the defense thereof, the Corporation will not be liable to Indemnitee under this

Article VI for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit, proceeding or investigation but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by Indemnitee shall be subject to indemnification pursuant to the terms of this Article VI. The Corporation shall not be entitled to assume the defense of any action, suit, proceeding or investigation brought in the name of or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and (c) the Corporation shall not be liable to indemnify Indemnitee under this Article VI for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on Indemnitee without Indemnitee’s written consent, which consent shall not be unreasonably withheld.

6.12

Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses as provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article VI or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. Neither the provisions of this Article VI or those of any agreement to which the Corporation is a party shall be deemed to preclude the indemnification of any person who is not specified in this Article VI as having the right to receive indemnification or is not a party to any such agreement, but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL.

6.13

Insurance and Subrogation. The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, but only to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably requested by the Corporation to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

6.14

Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.15

Certain Actions For Which Indemnification Is Not Provided. Notwithstanding any other provision of this Article VI, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

6.16	Definitions. For purposes of this Article VI:

“Change of Control” means a change in control of the Corporation after the date Indemnitee acquired his Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Corporation in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding voting securities; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

“Corporate Status” describes the status of Indemnitee as a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Corporation.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any officer or director of the Corporation who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 6.1 or 6.2 hereof by reason of his Corporate Status.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue or a substantial request for relief.

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 6.10 hereof to enforce his rights under this Article VI.

6.17

Notices. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if he anticipates or contemplates making a claim for expenses or an advance pursuant to the terms of this Article VI, notify the Corporation of the commencement of such action, suit or proceeding; provided, however, that any delay in so notifying the Corporation shall not constitute a waiver or release by Indemnitee of rights hereunder and that any omission by Indemnitee to so notify the Corporation shall not relieve the Corporation from any liability that it may have to Indemnitee otherwise than under this Article VI. Any communication required or permitted to the Corporation shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be addressed to Indemnitee’s address as shown on the Corporation’s records unless he specifies otherwise and shall be personally delivered or delivered by overnight mail delivery. Any such notice shall be effective upon receipt.

6.18

Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between Indemnitee and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

6.19

Indemnification of Employees, Agents and Fiduciaries. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to a person who is an employee, agent or fiduciary of the Corporation including any such person who is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions (or to such greater or lesser extent and/or subject to lesser or greater conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article VI.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1

Bylaw Amendments. The Board of Directors shall have the power to adopt, amend and repeal from time to time the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors. Bylaws of the Corporation may be adopted, amended or repealed by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the Board of Directors as specified in the preceding sentence.

7.2

Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its stockholders, its Board of Directors and each committee of its Board of Directors.

7.3

Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Certificate of Incorporation, as amended, or these Bylaws, said notice shall be deemed to be sufficient if given (i) by facsimile, cable or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of the DGCL or under the Certificate of Incorporation, as amended, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

7.4

Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

7.5	Seal. The seal of the Corporation shall be in such form as the Board of Directors may adopt.

7.6	Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year or as otherwise provided by a resolution adopted by the Board of Directors.

7.7

Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

7.8

Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.